                                 840,000 Shares

                          WINSTAR COMMUNICATIONS, INC.

                         Common Stock ($0.01 par value)

                      INTERNATIONAL UNDERWRITING AGREEMENT

                                                              January [o], 1999



TO:  SALOMON BROTHERS INTERNATIONAL LIMITED

     CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

c/o: SALOMON BROTHERS INTERNATIONAL LIMITED ("SALOMON INTERNATIONAL")
           3 Lombard Street
           London EC3V 9AA


 Ladies and Gentlemen:

         1. Introductory. WinStar Communications, Inc., a Delaware corporation (the "Issuer" or "WinStar"), has agreed, subject to the terms and conditions stated herein, to issue and sell (the "International Offering") to the several international underwriters named in Schedule A hereto (the "International Underwriters") an aggregate of 840,000 shares (the "International Securities") of the Issuer's Common Stock, $0.01 par value per share ("Common Stock").

         It is understood that the Issuer and WinStar Multichannel Corp. ("WMC") are concurrently entering into a U.S. Underwriting Agreement, dated the date hereof (the "U.S. Underwriting Agreement"), with certain U.S. underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom Salomon Smith Barney Inc. ("Salomon") and Credit Suisse First Boston Corporation are acting as representatives (the "U.S. Representatives") relating to the concurrent offering and sale of 3,360,000 shares (the "Firm Securities") of Common Stock in the United States and Canada (the "U.S. Offering"). The Issuer also proposes to grant to the U.S. Underwriters an option, exercisable by Salomon, for an aggregate of not more than 630,000 additional shares (the


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"Optional Securities"). The Firm Securities and the Optional Securities are
herein collectively called the "U.S. Offered Securities". The U.S. Offered Securities and the International Securities are collectively referred to as the "Offered Securities". The United States Securities Act of 1933 is herein referred to as the "Securities Act". To provide for the coordination of their activities, the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

         The Issuer hereby agrees with the several International Underwriters as follows:

         2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the several International Underwriters that:


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                                                                              3


                  (a) A registration statement on Form S-3 (No. 333-70263) relating to the Offered Securities, including a form of prospectus relating to the U.S. Offered Securities and a form of prospectus relating to the International Securities, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("Initial Registration Statement") has been declared effective, either (i) an additional registration statement ("Additional Registration
         Statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Securities Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement or (ii) such an Additional Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Securities Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If the Issuer does not propose to amend the Initial Registration Statement or if an Additional Registration Statement has been filed and the Issuer does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment
         (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Securities Act or, in the case of the Additional Registration Statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means (i) if the Issuer has advised Salomon International that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule
         462(c), or (ii) if the Issuer has advised Salomon International that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Issuer has advised Salomon International that it proposes to file one, "Effective Time" with respect to such Additional Registration Statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to


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                                                                              4


         the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. The Initial Registration Statement, as amended at its Effective Time, including (i) all information contained in the Additional Registration Statement (if any) and deemed to be a part of the Initial Registration Statement as of the Effective Time of the Additional Registration Statement pursuant to the General Instructions of the Form on which it is filed, (ii) all information (if any) deemed to be a part of the Initial Registration Statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Securities Act and (iii) all other material incorporated by reference therein, is hereinafter referred to as the "Initial Registration Statement". The Additional Registration Statement, as amended at its Effective Time, including (i) the contents of the Initial Registration Statement incorporated by reference therein, (ii) all information (if any) deemed to be a part of the Additional Registration Statement as of its Effective Time pursuant to Rule 430A(b) and (iii) all other material incorporated by reference therein, is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Offered Securities and the form of Prospectus relating to the International Securities, each of which shall be deemed to include all material incorporated by reference therein and as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act or (if no such filing is required) as included in a Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                  (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:
         (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Securities Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement,


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                                                                              5


         the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Issuer by any International Underwriter through Salomon International or by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The Issuer's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by WinStar with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder.

                  (c) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in each of the Prospectuses; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Issuer is qualified to do business as a foreign corporation in the State of New York.

                  (d) Each subsidiary of the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its


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                                                                              6


         incorporation, with corporate power and authority to own its properties and conduct its business as described in each of the Prospectuses; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (e) The Offered Securities and all other outstanding shares of capital stock of the Issuer have been duly authorized; all outstanding shares of capital stock of the Issuer are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the U.S. Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Issuer have no preemptive rights with respect to the Offered Securities.

                  (f) Except as contemplated by this Agreement or as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Issuer and any person that would give rise to a valid claim against the Issuer or any International Underwriter or U.S. Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                  (g) Except as disclosed in the Prospectuses or in the schedule previously provided to you, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Securities Act.

                  (h) The Offered Securities have been approved for listing on The Nasdaq National Market.

                  (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the U.S. Underwriting Agreement


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                                                                              7


         in connection with the issuance and sale of the Offered Securities by the Issuer, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

                  (j) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties, (ii) any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or (iii) the charter or by-laws of the Issuer or any such subsidiary, except, in the case of clause (i) or (ii), such breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full corporate power and authority to authorize, issue and sell the Offered Securities to be sold by the Issuer as contemplated by this Agreement and the U.S. Underwriting Agreement.

                  (k) This Agreement has been duly authorized, executed and delivered by the Issuer and the U.S. Underwriting Agreement has been duly authorized, executed and delivered by each of the Sellers (as defined therein).

                  (l) Except as disclosed in the Prospectuses, the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Prospectuses, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (m) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (n) No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent that could reasonably be expected to have a Material Adverse Effect.

                  (o) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Issuer has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (p) Except as disclosed in the Prospectuses, neither the Issuer nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

                  (q) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement or the U.S. Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (r) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, such financial statements have been prepared in


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                                                                              9


         conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the schedules included in each Registration Statement present fairly the information required to be stated therein, the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (s) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (it being understood that a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

                  (t) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Issuer is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act.

                  (u) The Issuer is subject to Section 13 or 15(d) of the Exchange Act.

                  (v) The Issuer and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Telecommunications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

                  (w) The Issuer has provided to the International Underwriters a complete and accurate list of all licenses granted to the Issuer and its subsidiaries [(other than experimental licenses in the 38 GHz portions of the radio spectrum and


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                                                                             10


         licenses granted to the Issuer or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum)] by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Neither the Issuer nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except that (A) on March 9, 1998, several parties filed petitions for reconsideration (the "Petitions") of the 38 GHz Order (as defined in the Prospectuses) alleging, among other things, that the February 10, 1998 License grants to the Issuer of additional channels in each of Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Seattle, Spokane and Tampa were in violation of the rules of the FCC and (B) on December 31, 1998, two parties filed petitions for clarification and reconsideration of two December 1, 1998 License correction grants to the Issuer in Atlanta and Dallas alleging that such grants were in violation of the rules of the FCC.

                  (x) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder.

                  (y) The Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

                  (z) Neither the Issuer nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the International Underwriters, and each International Underwriter agrees, severally and not jointly, to purchase, at a purchase price of U.S. $[ o ] per share, from the Issuer that number of International Securities (rounded up or down, as determined by Salomon International in its discretion, in order to avoid fractions) obtained by multiplying the number of International Securities set forth opposite the name of the Issuer in Schedule B hereto by a fraction the numerator of which is the number of International Securities set forth opposite the name of such International


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                                                                             11


Underwriter in Schedule A hereto and the denominator of which is the total number of International Securities.

         The Issuer will deliver the International Securities to Salomon International for the accounts of the International Underwriters, against payment of the purchase price in U.S. dollars Federal (same day) funds by wire transfer to accounts previously designated to Salomon by the Issuer at one or more financial institutions acceptable to Salomon International at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019, at 9:00 A.M., New York time, on February [o ], 1999, or at such other time not later than seven full business days thereafter as Salomon International and the Issuer determine, such time being herein referred to as the "Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the International Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Salomon International requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

         The Issuer will pay to the International Underwriters as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Securities and the management of the International Offering thereof, if the sale and delivery of the International Securities to the International Underwriters provided herein is consummated, an amount equal to U.S. $[ o ] per International Security purchased, which may be divided among the International Underwriters in such proportions as they may determine. Such payment will be made on the Closing Date in the case of the International Securities by way of deduction by the International Underwriters of said amount from the purchase price for the International Securities referred to above.

         4. Offering by International Underwriters. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

         In connection with the distribution of the International Securities, the International Underwriters, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the International Underwriters will act for themselves and not as agents of the Issuer, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the International Underwriters. Such stabilizing, if commenced, may be discontinued at any time.

         5. Certain Agreements of the Issuer and the International Underwriters. The Issuer and the several International Underwriters agree that:

         (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Issuer will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Salomon International, subparagraph (4)) of Rule 424(b) not later than the earlier of
(i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Issuer will advise Salomon International promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Securities Act but the Effective Time thereof has not occurred as of such execution and delivery, the Issuer will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any International Underwriter or U.S. Underwriter, or will make such filing at such later date as shall have been consented to by Salomon International.

         (b) The Issuer will advise Salomon International promptly of any proposal to amend or supplement the Initial Registration Statement, the Additional Registration Statement (if any) and either of the Prospectuses and will not effect such amendment or supplement without Salomon International's prior consent (which consent shall not be unreasonably withheld); and the Issuer will also advise Salomon International promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any U.S. Underwriter, International Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Issuer will promptly notify Salomon International of such event and will promptly prepare and file with the

Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Salomon International's consent to, nor the International Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Issuer's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Issuer will furnish to the International Underwriters copies of each Registration Statement (five of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Securities, and, until completion of the distribution of the International Securities as determined by Salomon International, the International Prospectus and all amendments and supplements to such documents, in each case in such quantities as Salomon International requests. The International Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Issuer will pay the expenses of printing and distributing to the International Underwriters all such documents.

         (f) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Issuer in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

         (g) During the period of five years after the Closing Date, the Issuer will furnish to Salomon International and, upon request, to each of the other International Underwriters, as soon as practicable after the end of each fiscal year, a copy of the Issuer's annual report to stockholders for such year; and the Issuer will furnish to Salomon International (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Issuer as Salomon International may reasonably request.

         (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Salomon International designates and the printing of memoranda relating thereto, for any travel expenses of the Issuer's officers and employees and any other expenses of the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the International Underwriters.

         (i) The Issuer agrees that no Common Stock other than the Offered Securities will be included for sale with the Registration Statement.

         (j) For a period of 90 days after the date hereof (the "Applicable Period"), the Issuer and the Issuer's executive officers and directors will not sell (except that the executive officers and directors may, with the consent of the Underwriters (which consent shall not be unreasonably withheld), sell securities out of their customary margin accounts), contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the Issuer or the Issuer's executive officers and directors of (i) any shares of Common Stock of the Issuer or any other capital stock of the Issuer, or (ii) any other securities which are convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of Salomon, which shall not be unreasonably withheld, except (A) with respect to the Issuer (1) Common Stock or preferred stock issued or delivered as payment of dividends on, or upon conversion, of any preferred stock of the Issuer, (2) securities issued or delivered upon conversion, exchange or exercise of any other securities (including notes and debentures) of the Issuer outstanding on the date of the Prospectuses or which become outstanding after the date hereof without violating this section 5(j), (3) capital stock, options and other equity- based awards issued pursuant to benefit or incentive plans maintained for the officers, directors or employees of, or persons providing services to, the Issuer or its subsidiaries, or pursuant to the Issuer's dividend reinvestment, 401(k), stock purchase or similar plans, (4) securities issued in connection with, or in furtherance of, mergers, acquisitions of assets or equity of others (including spectrum licenses and application therefor and interests in entities with spectrum licenses and application therefor) or similar transactions, (5) securities representing a minority interest in the Issuer issued to a strategic investor who agrees not to resell such securities during the Applicable Period or

(6) Common Stock, preferred stock, other capital stock or Derivative Securities in a transaction not registered under the Securities Act, if the Issuer does not arrange to have a registration statement covering the resale of any such securities declared effective during the Applicable Period, and (B) with respect to the Issuer's executive officers and directors, (i) securities transferred by an executive officer or director in a private transaction where the transferee receiving such securities agrees to be bound by this section 5(j), (ii) the transfer of no more than 70,000 securities per each of the four inside directors or (iii) the transfer of no more than 25,000 securities per each of the four independent directors.

         (k) Each International Underwriter agrees that (i) it is not purchasing any of the International Securities for the account of any U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any U.S. or Canadian Person and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any U.S. or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any U.S. or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon (or through the Representatives and Salomon International) as part of the distribution of the Offered Securities and (C) sales to or through (or distributions of International Prospectuses or the related preliminary prospectuses to) persons not U.S. or Canadian who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any U.S. or Canadian Person.

         6. Conditions of the Obligations of the International Underwriters. The obligations of the several International Underwriters to purchase and pay for the International Securities on the First Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the certificates of officers of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:

         (a) The International Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Grant Thornton LLP, in the agreed form.

         (b) The International Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP in the agreed form.

         (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Salomon International. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any International Underwriter or U.S. Underwriter, or shall have occurred at such later date as shall have been consented to by Salomon International. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the International Underwriters, shall be contemplated by the Commission.

         (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of Salomon International, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the reasonable judgment of Salomon International, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the International Securities; (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of Salomon International, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the International Securities.

         (e) The International Underwriters shall have received opinions, dated the Closing Date, of Graubard Mollen & Miller, counsel for the Issuer, and of Willkie Farr & Gallagher, regulatory counsel for the Issuer, in the agreed form.

         (f) The International Underwriters shall have received from Cravath, Swaine & Moore, counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Registration Statements, the Prospectuses and other related matters as the International Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (g) The International Underwriters shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs
(1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Securities Act, prior to the time either Prospectus was printed and distributed to any International Underwriter or U.S. Underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate (it being understood that a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

         (h) The International Underwriters shall have received a letter, dated the Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (i) The International Underwriters shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (b) of this Section, except that the specified dated referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

         (j) On such Closing Date, the U.S. Underwriters shall have purchased the Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the U.S. Underwriting Agreement.

         (k) The Issuer has filed an application and received approval for the listing of the Offered Securities with the Nasdaq National Market and has paid the required fee.

         (l) Each executive officer and director of the Issuer shall have furnished to Salomon International a letter substantially in the form of Exhibit A hereto and addressed to the International Underwriters relating to sales of shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock, and each such letter shall be in full force and effect on the Closing Date.

Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Cravath, Swaine & Moore, copies of which are held by the Issuer and Salomon International with such changes as Salomon International may approve. The Issuer will furnish the International Underwriters with such conformed copies of such opinions, certificates, letters and documents as the International Underwriters reasonably request. Salomon International may in its sole discretion waive on behalf of the International Underwriters compliance with any conditions to the obligations of the International Underwriters hereunder.

         7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each International Underwriter against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach or alleged breach of any of the representations and warranties of the Issuer contained herein or any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each International Underwriter for any legal or other expenses reasonably incurred by each International Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such International Underwriter through Salomon International specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any International Underwriter that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such International Underwriter and any such loss, claim, damage or liability of such International Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Registration Statement or Prospectus if the Issuer had previously furnished copies thereof to such International Underwriter and such Registration Statement or Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

         (b) Each International Underwriter will severally and not jointly indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary offering prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such International Underwriter through Salomon International specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any International Underwriter consists of the following information in the International Prospectus furnished on behalf of the International Underwriters: (i) on the cover page, the table and the last paragraph at the bottom concerning the terms of the International Offering by the International Underwriters and (ii) under the caption "Underwriting", (A) the list of International Underwriters and their respective participation in the International Offering, (B) the fourth paragraph concerning the concession and reallowance figures, (C) the sixth paragraph concerning agreements among the U.S. Underwriters and the International Underwriters, (D) the eighth paragraph concerning over-allotments, syndicate covering transactions, stabilizing transactions and penalty bids and (E) the ninth paragraph concerning passive market making.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as set forth below. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the International Underwriters on the other from the offering of the International Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the International Offering of the International Securities (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the International Underwriters from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the International Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities purchased by it were resold exceeds the amount of any damages which such International

Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The International Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Issuer under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any International Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the International Underwriters under this Section shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

         8. Default of International Underwriters. If any International Underwriter or International Underwriters default in their obligations to purchase International Securities hereunder and the aggregate number of shares of International Securities that such defaulting International Underwriter or International Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of International Securities, Salomon International may make arrangements satisfactory to the Issuer for the purchase of such International Securities by other persons, including any of the International Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting International Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting International Underwriters agreed but failed to purchase. If any International Underwriter or International Underwriters so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the number of shares of International Securities and arrangements satisfactory to Salomon International and the Issuer, for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting International Underwriter or the Issuer, except as provided in
Section 9. As used in this Agreement, the term "International Underwriter" includes any person substituted for an International Underwriter under this Section. Nothing herein will relieve a defaulting International Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers or directors and of the several International Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any International Underwriter, the Issuer or any of the Issuer's representatives, officers or directors or any controlling person, and will survive delivery of and payment for the

International Securities. If for any reason the purchase of the Offered Securities by the International Underwriter is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 (other than with respect to a defaulting International Underwriter) and the respective obligations of the Issuer and the International Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the International Securities by the International Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(d)(ii), the Issuer will reimburse the International Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the International Underwriters will be mailed, delivered or telecopied and confirmed to the International Underwriters, c/o Salomon Brothers International Limited, 3 Lombard Street, London EC3V 9AA, Attention: Equities Department or, if sent to the Issuer, will be mailed, delivered or electronically transmitted and confirmed to it at 230 Park Avenue, New York, NY 10169, Attention: Timothy R. Graham; provided, however, that any notice to an International Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such International Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of International Underwriters. Salomon International will act for the several International Underwriters in connection with this financing, and any action taken under this Agreement by Salomon International will be binding upon all the International Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         Each of the parties hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the International Underwriters' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer and the several International Underwriters in accordance with its terms.

                                     Very truly yours,


                                     WinStar Communications, Inc.


                                     By.........................................
                                       Name:
                                       Title:



The foregoing International Underwriting
Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON BROTHERS INTERNATIONAL LIMITED

By....................................
  Name:
  Title:

Credit Suisse First Boston (Europe) Limited



Each by its duly authorized attorney-in-fact:


 ....................................
Name:

                                   SCHEDULE A

                                                                Number of
                                                              International
                                                               Securities
International Underwriters                                   to be Purchased
--------------------------                                   ---------------
Salomon Brothers International  Limited...................

Credit Suisse First Boston (Europe) Limited...............        ----------

Total.....................................................           840,000
                                                                  ==========

                                   SCHEDULE B

                                                             Number of
                                                           International
                                                       Securities to be Sold
                                                       ---------------------

WinStar Communications, Inc.......................            840,000


Total.............................................            840,000
                                                              =======

                                                           Exhibit A

                                                                         [DATE]

[The undersigned executive officer or director]
WinStar Communications, Inc.
230 Park Avenue
New York, NY 10169

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
As Representatives of the Several U.S. Underwriters
   c/o Salomon Smith Barney Inc.
   388 Greenwich Street
   New York, NY 10013

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
  c/o Salomon Brothers International Limited
  3 Lombard Street
  London EC3V 9AA

Dear Sirs:

         As an inducement to the U.S. Underwriters and the International Underwriters to execute, respectively, the U.S. Underwriting Agreement and the International Underwriting Agreement (collectively, the "Underwriting Agreements"), pursuant to which an offering will be made of the Common Stock, $0.01 par value per share (the "Securities") of WinStar Communications, Inc. (the "Issuer"), the undersigned hereby agrees that, for a period of 90 days after the date of the Underwriting Agreements (the "Applicable Period") to which you are or expect to become parties, the undersigned will not offer, sell (except that the undersigned may, with the consent of Salomon Smith Barney Inc. (which consent shall not be unreasonably withheld), sell securities out of his customary margin account), contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the undersigned of (a) any shares of Common Stock of the Issuer or any other capital stock of the Issuer or (b) any other securities which are convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of Salomon Smith Barney Inc. (which shall not be unreasonably withheld), except that the foregoing restrictions shall not apply to (i) securities transferred by the undersigned in a private transaction where the transferee receiving such securities agrees to be bound, (ii) the transfer of no more than 70,000 securities per each of the four inside directors or (iii) the transfer of no more than 25,000 securities per each of the four independent directors.

         In furtherance of the foregoing, the Issuer and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the public offering shall not have occurred on or before the date that is 60 days after the date of this Agreement.



                                                  Very truly yours,



                                      B-2